Exhibit 99.1

Quest Software, Insight Venture Partners and Vector Capital Enter Into Amendment to Merger Agreement

• Increases Consideration to $25.75 Per Share

ALISO VIEJO, Calif. – Tuesday, June 19, 2012 – Quest Software, Inc. (NASDAQ: QSFT) (the “Company” or “Quest”) announced that it has entered into an amendment to its previously announced merger agreement (the “Insight Merger Agreement” and as amended, the “Amended Agreement”) with affiliates of Insight Venture Partners (“Insight”) to provide for the addition of Vector Capital (“Vector”) as a member of the buyout group and for an increase in the merger consideration to be received by stockholders not affiliated with the buyout group from $23 per share in cash to $25.75 per share in cash. The increased purchase price represents a 33-percent premium to Quest’s closing stock price on the day prior to the announcement of the Insight Merger Agreement (March 8, 2012).

In connection with the increased purchase price, Quest has agreed in the Amended Agreement to increase the termination fee payable by the Company under certain circumstances, including in the event that the Company receives and accepts a proposal that the Company’s Board of Directors (the “Board”) determines to be superior to the Amended Agreement, from $6.3 million to $25 million, as well as an increase in the maximum amount of expense reimbursement payable by the Company under certain circumstances from $7 million to $12 million.

Following the unanimous recommendation of the special committee of independent directors established by the Board (the “Special Committee”), the Board, with the exception of Vinny Smith who recused himself from the vote, approved the Amended Agreement. In making its recommendation, the Special Committee consulted with its independent financial advisors and outside legal counsel. In connection with the Board’s approval of the Amended Agreement with Insight and Vector for a purchase price of $25.75 per share, and upon the recommendation of the Special Committee, the Board also determined that the previously announced proposal for $25.50 per share submitted by a strategic bidder no longer constituted a “Superior Proposal” as defined in the Insight Merger Agreement.

For further information regarding all terms and conditions contained in the Amended Agreement, please see Quest’s Current Report on Form 8-K, which will be filed in connection with this transaction.

The transaction provided for in the Amended Agreement will be financed through a combination of a $187 million equity commitment from Insight, a $187 million equity commitment from Vector, a rollover of at least 84% of Vinny Smith’s existing shares and approximately $1.2 billion of debt financing commitments from J.P. Morgan Chase Bank N.A., RBC Capital Markets and Barclays Capital.

Morgan Stanley & Co. LLC is acting as financial advisor to the Special Committee in connection with the transaction and Potter Anderson & Corroon LLP is acting as legal counsel to the Special Committee in connection with the transaction. Willkie Farr & Gallagher LLP is acting as legal counsel to Insight in connection with the transaction. Davis Polk & Wardwell LLP is acting as legal counsel to Vector in connection with the transaction. Latham & Watkins LLP is acting as legal counsel to the Company in connection with the transaction. Cadwalader, Wickersham & Taft LLP served as legal counsel to Mr. Smith in connection with the transacton.

About Quest

Established in 1987, Quest (NASDAQ: QSFT) provides simple and innovative IT management solutions that enable more than 100,000 global customers to save time and money across physical and virtual environments. Quest products solve complex IT challenges ranging from database management, data protection, identity and access management, monitoring, user workspace management to Windows management. For more information, go to www.quest.com.

About Insight Venture Partners

Insight Venture Partners is a leading private equity and venture capital firm focused on the global software, infrastructure software, Internet and data-services industries. Founded in 1995, Insight has raised more than $5 billion and made more than 150 investments. Insight has a successful two-team structure: the firm’s investment team evaluates thousands of companies globally each year, while the Insight Onsite team of consultants works with growth-stage management to provide resources and advice to enable them to achieve long-term success. For more information, visit www.insightpartners.com.

About Vector Capital

With over $2 billion of capital, Vector Capital is a leading global private equity firm specializing in buyouts, spinouts and recapitalizations of established technology businesses. Vector identifies and pursues these complex investments in both the private and public markets. Vector actively partners with management teams to devise and execute new financial and business strategies that materially improve the competitive standing of these businesses and enhance their value for employees, customers and shareholders. Among Vector’s notable investments are Aladdin Knowledge Systems, Cambium Networks, Certara, Corel, LANDesk, Precise Software Solutions, Printronix, RAE Systems, Register.com, SafeNet, Savi Technology, Trafficmaster, WatchGuard Technologies, and WinZip. For more information, visit www.vectorcapital.com.

Additional Information and Where to Find It

The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and intends to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Quest by contacting Quest’s Investor Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate web site at www.quest.com.

Participants in the Solicitation

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein has been included in the preliminary proxy statement described above and will be included in the definitive proxy statement to be filed with the SEC. Additional information regarding these directors and executive officers is included in Quest’s amended Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2012.

Forward-Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of the proposed transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, our stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Contacts:	Quest Software, Inc.

Media:

Tracy Benelli / 949-754-8633 / Tracy.Benelli@quest.com

or

The Abernathy MacGregor Group

James Lucas / 213-630-6550 / JBL@abmac.com

Investors:

Stephen Wideman / 949-754-8142 / stephen.wideman@quest.com

Insight Venture Partners and Vector Capital

Joele Frank, Wilkinson Brimmer Katcher

Meaghan Repko, Scott Bisang and Matt Sherman

212-355-4449